UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2006

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4701 Creek Road, Suite 200		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects. These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading Cautionary Statement, Regarding “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2005. For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the discussion contained in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 30, 2006 the Defense Supply Center Philadelphia, (“DSCP”) awarded The Wornick Company a 25% share award of the MRE-26-to-30 Department of Defense contract which covers fiscal years 2006 through 2010. We anticipate that minimum revenues under this contract will generate approximately $223 million in total future MRE revenue. Concurrent with the release of the award information, the DSCP issued a purchase order against the MRE-26 base year contract for 800,000 cases of MRE’s with an anticipated value of approximately $51.3 million due to be delivered in fiscal year 2006. Under the MRE-26 base year contract, the DSCP has the option to order additional MRE-26 quantities with a maximum value to us of $154 million in fiscal year 2006. A copy of the contract effective March 30, 2006 is attached hereto as exhibit 10.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits:

10.1  Contract No. SPM3S1-06-D-Z105 (MRE Contract), effective March 30, 2006, between Defense Supply Center Philadelphia and The Wornick Company, a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer and Treasurer

Dated: April 4, 2006